KONINKLIJKE KPN N.V.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS
_____________
Second Amended and Restated Deposit Agreement

Dated as of June  , 2013

TABLE OF CONTENTS

 Page

PARTIES		1
RECITALS		1

Section 1.	Certain Definitions
(a)	ADR Register	1
(b)	ADRs; Direct Registration ADRs	1
(c)	ADS	2
(d)	Custodian	2
(e)	Deliver, execute, issue et al.	2
(f)	Delivery Order	2
(g)	Deposited Securities	2
(h)	Direct Registration System	2
(i)	Holder	2
(j)	Securities Act of 1933	2
(k)	Securities Exchange Act of 1934	2
(l)	Shares	2
(m)	Transfer Office	2
(n)	Withdrawal Order	2
Section 2.	ADRs	3
Section 3.	Deposit of Shares	3
Section 4.	Issue of ADRs	4
Section 5.	Distributions on Deposited Securities	4
Section 6.	Withdrawal of Deposited Securities	4
Section 7.	Substitution of ADRs	4
Section 8.	Cancellation and Destruction of ADRs	5
Section 9.	The Custodian	5
Section 10.	Intentionally Omitted	5
Section 11.	Lists of Holders.	5
Section 12.	Depositary's Agents	5
Section 13.	Successor Depositary	5
Section 14.	Reports	5
Section 15.	Additional Shares	6
Section 16.	Indemnification	6
Section 17.	Notices	7
Section 18.	Miscellaneous	7
Section 19.	Consent to Jurisdiction	8
Section 20.	Amendment and Restatement of Old Deposit Agreement	9
TESTIMONIUM		10
SIGNATURES		10

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 Page

EXHIBIT A

FORM OF FACE OF ADR		A-1

Introductory Paragraph		A-1

(1)	Issuance of ADRs	A-2
(2)	Withdrawal of Deposited Securities	A-2
(3)	Transfers of ADRs	A-3
(4)	Certain Limitations	A-3
(5)	Taxes	A-4
(6)	Disclosure of Interests	A-4
(7)	Charges of Depositary	A-5
(8)	Available Information	A-6
(9)	Execution	A-6

Signature of Depositary		A-6

Address of Depositary's Office		A-6

FORM OF REVERSE OF ADR		A-7

(10)	Distributions on Deposited Securities	A-7
(11)	Record Dates	A-7
(12)	Voting of Deposited Securities	A-8
(13)	Changes Affecting Deposited Securities	A-9
(14)	Exoneration	A-9
(15)	Resignation and Removal of Depositary; the Custodian	A-10
(16)	Amendment	A-10
(17)	Termination	A-11
(18)	Appointment	A-11

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SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of June  , 2013 (the "Deposit Agreement") among KONINKLIJKE KPN N.V. and its successors (the "Company"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below).  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  All capitalized terms used herein have the meanings ascribed to them in Section 1 or elsewhere in this Deposit Agreement.

W I T N E S S E T H

WHEREAS, the Company and JPMorgan Chase Bank, N.A. entered into an Amended and Restated Deposit Agreement dated as of June  , 2013 (the "Old Deposit Agreement") to provide for the deposit of Shares of the Company with Citibank, N.A. or with the Custodian as agent of Citibank, N.A. for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of paragraph (16) of the form of ADR set forth in exhibit A to the Old Deposit Agreement, the Company has removed JPMorgan Chase Bank, N.A. as depositary and has appointed Deutsche Bank Trust Company Americas, as successor depositary thereunder; and

WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW THEREFORE, in consideration of the premises, subject to Section 19, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

1.  Certain Definitions.

(a)             "ADR Register" is defined in paragraph (3) of the form of ADR (as hereinafter defined).

(b)             "ADRs" mean the American Depositary Receipts executed and delivered hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs.  ADRs in physical certificated form, and the terms and conditions governing the Direct Registration ADRs (as hereinafter defined), shall be substantially in the form of Exhibit A annexed hereto (the "form of ADR").   The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System. References to "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The terms and conditions set forth in the form of ADR are hereby incorporated by reference herein and constitute a part hereof and the provisions of the form of ADR shall be binding upon the parties hereto.

(c)             Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by an ADR represents the right to receive one Share and a pro rata share in any other Deposited Securities.

(d)             "Custodian" means the agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 9.

(e)         The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to ADRs in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the ADRs.

(f)             "Delivery Order" is defined in Section 3.

(g)             "Deposited Securities" as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

(h)         "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

(i)             "Holder" means the person or persons in whose name an ADR is registered on the ADR Register.

(j)             "Securities Act of 1933" means the United States Securities Act of 1933, as from time to time amended.

(k)             "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as from time to time amended.

(l)             "Shares" means the outstanding ordinary shares of the Company, and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

(m)             "Transfer Office" is defined in paragraph (3) of the form of ADR.

(n)             "Withdrawal Order" is defined in Section 6.

2.  ADRs.  (a)  ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  ADRs may be issued in denominations of any number of ADSs.  ADRs in certificated form shall be executed by the manual or facsimile signature of a duly authorized officer of the Depositary.  ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such authority prior to the delivery of such ADRs.

(b)  Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.  No additional fee shall be charged for the issuance of a certificated ADR pursuant to any such request.

(c)  Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

3.  Deposit of Shares.  In connection with the deposit of Shares hereunder, the Depositary or the Custodian, as the case may be, may require the following in form satisfactory to it:  (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order, a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited Shares.  As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.  Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine.  Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement. To the extent that the provisions of or governing the Shares make delivery of certificates therefor impracticable, Shares may be deposited hereunder by such delivery thereof as the Depositary or the Custodian may reasonably accept, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, together with delivery of the documents, payments and Delivery Order referred to herein to the Custodian or the Depositary.

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4.  Issue of ADRs.  The Depositary shall direct the Custodian that after any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall properly issue at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

5.  Distributions on Deposited Securities.  To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability on the part of the Depositary or the Company for interest thereon or the investment thereof).

6.  Withdrawal of Deposited Securities.  In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.  Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

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7.  Substitution of ADRs.  The Depositary shall execute and deliver a new Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

8.  Cancellation and Destruction of ADRs.  All ADRs surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices.  Cancelled ADRs shall not be entitled to any benefits under this Agreement or be valid or binding for any purpose.

9.  The Custodian.  The Depositary may from time to time appoint one or more agents to act for it as Custodian hereunder.  Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it.  Each Custodian so appointed (other than Deutsche Bank Trust Company Americas or the initial Custodian acting hereunder) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  The Depositary shall be responsible for the compliance by the Custodian with any applicable provisions of the Deposit Agreement.  Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

10. Intentionally Omitted.

11.  Lists of Holders.  The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request.  The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within three days of the Depositary's receipt of such request.

12.  Depositary's Agents.  The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

13.  Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company, be entitled to take the actions contemplated in paragraph (17) of the form of ADR), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation.

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The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in paragraph (17) of the form of ADR), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in this section.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in paragraph (17) of the form of ADR. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Section 16 and paragraph (7) of the form of ADR), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

14.  Reports.  On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary.  The Company has delivered to the Depositary a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary a copy (in English or with an English translation) of such provisions as so changed.  The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement.

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15.  Additional Shares.  Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933.  The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

16.  Indemnification. The Company agrees to indemnify the Depositary and its agents acting hereunder against, and defend and hold each of them harmless from and against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of ADRs, ADSs or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, or (ii) by the Company or any of its directors, employees, agents and affiliates excepting, however, subject to the penultimate paragraph of this Section 16, any loss, liability or expense arising out of the gross negligence or willful misconduct of the Depositary or its agents acting hereunder.

The indemnities set forth in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the gross negligence or willful misconduct of the Depositary or its agents acting hereunder.

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Notwithstanding any other provision of this Deposit Agreement or the form of ADR to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 16 and shall only affect its rights hereunder to the extent such failure is prejudicial) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed).

The obligations set forth in this Section 16 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

17.  Notices.  Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)	Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention:  ADR Administration
Fax: (212) 623-0079

(b)	Koninklijke KPN N.V.
Maanplein 55
2516 CK The Hague
The Netherlands
Attention: Director of Investor Relations
Fax: 31 70 44 60593

18.  Miscellaneous.  This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.  The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof.  If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

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19.  Consent to Jurisdiction.  The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed KPN International Network Services, Inc., 20 Second Ave., Burlington, MA 01803, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed.   Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Depositary or any Holder in any competent court in The Netherlands.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

20.	Amendment and Restatement of Old Deposit Agreement.

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The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of owners of Old Receipts, such portion shall not become effective as to such owners until 30 days after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such owners of notice of such amendment and restatement which notice contains a provision whereby such owners can receive a copy of the form of ADR.

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IN WITNESS WHEREOF, KONINKLIJKE KPN N.V. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

KONINKLIJKE KPN N.V.

By: _______________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: _______________________________
Name:
Title:  Vice President

By: _______________________________
Name:
Title:  Vice President

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EXHIBIT A
ANNEXED TO AND INCORPORATED IN
DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

___ Number	No. of ADSs: __________ Each ADS represents One Share CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

KONINKLIJKE KPN N.V.

(Incorporated under the laws of The Netherlands)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), hereby certifies that                   is the registered owner (a "Holder") of                   American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one ordinary share (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Koninklijke KPN N.V., a corporation organized under the laws of The Netherlands (the "Company"), deposited under the Second Amended and Restated Deposit Agreement dated as of June  , 2013 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

(1)  Issuance of ADRs.  This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of:  (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the Company’s prior written consent, change such limit for purposes of general application.  The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office.  Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free and clear of any lien, encumbrance, security interest, charge, pledge or restriction on transfer and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not subject to any other restriction on sale, transfer or deposit under the laws of the United States or of the Netherlands, or under a shareholders' agreement or the Company's Articles of Association or any applicable regulations of any securities exchange.  If any such representations or warranties are incorrect in any respect, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing such Shares, to take any and all actions necessary to correct the consequences thereof.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary shall  refuse to accept for such deposit any Shares specifically identified in writing by the Company for such limited period of time as is legally required to facilitate the Company's compliance with such Act.

(2)  Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)  Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System.   Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Holder thereof.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company.  At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4)  Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5)  Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. The Depositary is under no obligation to provide the Holders or any other persons with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders or holders of interests in ADRs on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

(6) Disclosure of Interests.  To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7)  Charges of Depositary.  The Depositary may charge each person to whom ADSs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADSs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) delivered or surrendered.  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the Deposited Securities or a distribution of ADRs pursuant to paragraph (10)), whichever is applicable (i) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed,  a fee of $.02 or less per ADS (or portion thereof) for any Cash distribution made pursuant to the Deposit Agreement, (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed, a fee of $1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed, a fee of US$0.02 per ADS (or portion thereof) per year for the services performed by the Depositary in administering the ADRs (which fee shall be assessed against Holders as of the record date or dates set by the Depositary not more than once each calendar year  and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) only pursuant to written agreements entered into from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary=s agents, including, without limitation, the custodian, or the agents of the Depositary=s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).  Except to the extent the Company is depositing Shares hereunder (in which case it may be subject to the charges and expenses set forth in (i), (ii) and (iii) of the immediately preceding sentence) or is a Holder (in which case it may be subject to the charges and expenses set forth in (v) of the immediately preceding sentence), the Company shall not be responsible for paying any of the charges or expenses described in (i) - (v) set forth in the immediately preceding sentence.   Subject to the notice provisions of paragraph (16) hereof, such charges may at any time and from time to time be changed by agreement between the Company and the Depositary

(8)  Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet Web site (http://www.kpn.com/en.htm) or through an electronic information delivery system generally available to the public in its primary trading market. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Company is not complying with those requirements.

(9)  Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, asDepositary By ________________________ Authorized Officer By ________________________ Authorized Officer

The Depositary's office is located at 60 Wall Street, New York, New York 10005.

[FORM OF REVERSE OF ADR]

(10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  (b) Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

(11)  Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders of record on the close of business (New York time) on such date shall be so entitled or obligated.

(12)  Voting of Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials delivered by the Company to the Depositary, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of  the law of The Netherlands, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions.  The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.  To the extent such instructions are not so received by the Depositary from any Holder, the Depositary shall deem such Holder to have so instructed the Depositary to give a discretionary proxy to a person designated by the Company and the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs as to which such instructions are so given, provided that no such instruction shall be deemed given and no discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) or the Depositary reasonably believes (in the case of (y) or (z) below) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares. For purposes hereof, by way of example and not limitation, it is agreed that routine matters, such as appointing auditors and directors (except where a competing director or slate of directors is proposed), appointing Supervisory Board members (except where a competing Supervisory Board member or slate of members is proposed), approving the Annual Report and resolutions to approve the public offering or private placement of de minimis amounts of securities (i.e. issuances of Shares which, based on the number of Shares issued and outstanding prior to giving effect to such issuance, represents less than ten percent of the then outstanding Shares), would not materially affect the rights of holders of Shares.

Notwithstanding anything to the contrary contained herein, the Depositary shall not be obligated to give any such deemed instruction with respect to any vote, unless and until the Depositary has been provided with an opinion of counsel to the Company, in form and substance reasonably satisfactory to the Depositary, to the effect that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Netherlands, (ii) the granting of such proxy will not result in a violation of Dutch law, rule, regulation or permit, (iii) the voting arrangement and proxy as contemplated herein will be given effect under Dutch law, rule and regulation, (iv) the Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with the terms of this paragraph (12) under Dutch law, rule or regulation and, (v) the Depositary will not be subject to any liability under Dutch law, rule or regulation for losses arising from the exercise of the voting arrangements set forth in this paragraph (12).   For purposes of (v) above, counsel to the Company may assume in such opinion that the Depositary has complied with the instructions received from Holders (or deemed to so have received) as set forth in this paragraph (12) and that such liability or losses did not arise due to the gross negligence or willful misconduct of the Depositary or its agents (which agents shall not include the person appointed by the Company to receive the deemed discretion of those Holders from whom voting instructions were not timely received).

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner.

(13)  Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(14)  Exoneration.  Each of the Depositary, the Company, their agents and each of them shall: (a) incur no liability to any Holder, beneficial owners of an interest in ADSs or third party (i) if any present or future law, rule or regulation of the United  States, The Netherlands or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability to any Holder, beneficial owner of an interest in ADSs or third party except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   In the Deposit Agreement, the Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15)  Resignation and Removal of Depositary; the Custodian.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company, be entitled to terminate the Deposit Agreement as contemplated under the provisions of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation. The Company shall use reasonable efforts to appoint such successor depositary, and give notice to the Depositary of such appointment, not more than 90 days after delivery by the Depositary of written notice of resignation as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to terminate the Deposit Agreement as contemplated under the provisions of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in this paragraph (15) and the Deposit Agreement.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to terminate the Deposit Agreement as contemplated under the provisions of the Deposit Agreement.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

 The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16)  Amendment.  Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(17)  Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, before such termination shall take effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holder's ADR at the Transfer Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADRs referred to in paragraph (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes and/or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR. If any ADRs shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADRs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of ADRs whose ADRs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the ADRs and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.  The obligations under the terms of the Deposit Agreement and ADRs of Holders and beneficial owners of an interest in ADSs  outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Holders have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

(18) Appointment.   Each Holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.